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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 17, 2000, accompanying the consolidated financial statements included in the 1999 Annual Report of Intelect Communications, Inc., on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the following registration statements:

     Form S-3, File No. 333-30212, filed February 11, 2000
     Form S-8, File No. 333-86099, filed August 30, 1999;
     Form S-8, File No. 333-86097, filed August 30, 1999;
     Form S-3, File No. 333-86095, filed August 27, 1999;
     Form S-8, File No. 333-75651, filed April 2, 1999;
     Form S-8, File No. 333-61333, filed August 13, 1998;
     Form S-3, File No. 333-53451, filed May 22, 1998;
     Form S-3, File No. 333-49379, filed April 2, 1998;
     Form S-8, File No. 333-03246, filed January 2, 1998;
     Form S-3, File No. 333-35841, filed December 30, 1997; and Form S-8, File No. 333-05918, filed December 23, 1997.



/s/ Grant Thornton LLP


Dallas, Texas
March 17, 2000